Exhibit (e)(2)

Schedule A

Dated July 9, 2014, as revised August 28, 2023

to the

Amended and Restated Distribution Agreement dated July 9, 2014 by and between KraneShares Trust and SEI Investments Distribution Co.

SCHEDULE A

Funds	Date Fund Commenced Operations
KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF which formerly KraneShares CSI New China ETF which was formerly KraneShares CSI China Five Year Plan ETF)	7/22/2013
KraneShares CSI China Internet ETF	7/31/2013
KraneShares Bosera MSCI China A 50 Connect Index ETF	3/4/2014
KraneShares Bloomberg China Bond Inclusion Index ETF (formerly, KraneShares E Fund China Commercial Paper ETF)	12/2/2014
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)	2/12/2015
KraneShares MSCI China Clean Technology Index ETF (formerly KraneShares MSCI China Environment Index ETF)	10/12/2017
KraneShares Emerging Markets Consumer Technology Index ETF	10/11/2017
KraneShares MSCI One Belt One Road Index ETF	9/7/2017
KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)
KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares Asia Pacific High Yield Bond ETF, formerly KraneShares CCBS China Corporate High Yield Bond USD Index ETF)	6/26/2018
KraneShares MSCI All China Consumer Discretionary Index ETF
KraneShares MSCI All China Consumer Staples Index ETF
KraneShares MSCI All China Health Care Index ETF	1/31/2018
KraneShares Emerging Markets Healthcare Index ETF	8/29/2018
KraneShares Electric Vehicles and Future Mobility Index ETF	1/18/2018
KraneShares MSCI China A Hedged Index ETF
KraneShares Asia Robotics and Artificial Intelligence Index ETF
KraneShares MSCI Emerging Markets ex China Index ETF	4/12/2019

Quadratic Interest Rate Volatility and Inflation Hedge ETF	5/14/2019
KraneShares Global Carbon Strategy ETF (formerly KFA Global Carbon ETF)	7/29/2020
KraneShares CICC China 5G & Semiconductor Index ETF	11/23/2020
KraneShares CICC China Consumer Leaders Index ETF	12/08/2020
KraneShares MSCI China ESG Leaders Index ETF	7/28/2020
KraneShares SSE Star Market 50 Index ETF	1/26/2021
KFA Value Line® Dynamic Core Equity Index ETF	11/23/2020
KraneShares Hang Seng TECH Index ETF	6/08/2021
KFA Mount Lucas Managed Futures Index Strategy ETF (formerly, KFA Mount Lucas Index Strategy ETF)	12/01/2020
Quadratic Deflation ETF	9/20/2021
KraneShares China Innovation ETF	10/05/2021
KraneShares European Carbon Allowance Strategy ETF	10/04/2021
KraneShares California Carbon Allowance Strategy ETF	10/04/2021
KraneShares Eastern US Carbon ETF
KraneShares Global Carbon Transformation ETF	3/15/2022
KraneShares Global Carbon Offset Strategy ETF	4/27/2022
KraneShares Electrification Metals Strategy ETF	10/13/2022
KraneShares S&P Pan Asia Dividend Aristocrats ETF	9/15/2022
KraneShares Bloomberg Transitional Commodities Strategy ETF
KraneShares China Internet and Covered Call Strategy ETF	1/11/2023
KraneShares Dynamic Emerging Markets Strategy ETF	8/23/2023
KraneShares Global EM Revenue Leaders Index ETF
KraneShares Rockefeller Ocean Engagement ETF	8/28/2023
KraneShares Global Luxury Index ETF